UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2008

LTX-CREDENCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-10761	04-2594045
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

825 University Avenue, Norwood, Massachusetts	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 461-1000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Current Report on Form 8-K/A is being filed by LTX-Credence Corporation (the “Company”) pursuant to Instruction 2 to Item 5.02 to amend the Form 8-K filed by the Company on September 2, 2008. The original Form 8-K announced the election to the Company’s Board of Directors of Lori Holland and Bruce R. Wright as Class I directors, Ping Yang as a Class II director and Lavi A. Lev as a Class III director, but did not disclose the committees on which Ms. Holland, Mr. Wright, Dr. Yang and Mr. Lev would serve because the Board of Directors had not yet made that determination.

On September 9, 2008, the Board of Directors appointed Ms. Holland and Mr. Wright to serve on the Audit Committee of the Board of Directors, with Mr. Wright serving as Chairman of the Audit Committee. The Board of Directors also appointed Dr. Yang to the Compensation Committee of the Board of Directors and Ms. Holland, Mr. Wright and Dr. Yang to the Corporate Governance and Nominating Committee of the Board of Directors. Mr. Lev, the Chairman of the Board of Directors, has not been appointed to any committees.

As of September 9, 2008, the members of the three standing committees of the Company’s Board of Directors are as follows:

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Bruce R. Wright (Chair) Lori Holland Roger J. Maggs	Stephen M. Jennings (Chair) Mark S. Ain Ping Yang	Mark S. Ain (Chair) Lori Holland Stephen M. Jennings Roger J. Maggs Bruce R. Wright Ping Yang

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LTX-CREDENCE CORPORATION

Date: September 9, 2008	By:	/s/ Joseph A. Hedal
Joseph A. Hedal General Counsel and Secretary